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                                                              EXHIBIT 10.15

                                  SUB-SUBLEASE

1.       PARTIES.
         This Sub-Sublease, dated September 1, 1997, is made between Maxxis 2000, Inc. (IS14, Inc.) ("Subtenant #1"), and Simons Engineering, Inc. ("Subtenant #2").

2.       MASTER LEASE.
         DowElanco (Sublessor) is the lessee under a written lease dated November 23, 1993, wherein The Mutual Life Insurance Company of New York ("Lessor") leased to Sublessor the real property located in the City of Roswell, County of Fulton, State of Georgia, described as 1080 Holcomb Bridge Road - Roswell Summit, Building 100, Suite 135 ("Master Premises"). Said lease is herein referred to as the "Master Lease" and is attached hereto as Exhibit "A". The Mutual Life Insurance Company of New York transferred, sold, assigned and conveyed all of their interest to QRE Holding Company. QRE Holding Company transferred, sold, assigned and conveyed all of their interest to Realty Associates Fund IV, L.P. (New Owner). DowElanco is the Sublessor under a written sublease dated February 14, 1997, wherein Maxxis 2000, Inc., also known as IS14, Inc., (Subtenant #1) is the Sublessee of said premises. Said sublease is attached hereto as Exhibit "B".

3.       PREMISES.
         Sublessor and Subtenant #1 hereby sub-subleases to Subtenant #2 on the terms and conditions set forth in this Sub-sublease the following portion of the Master Premises ("Premises"): Approximately 3,938 square feet, Building 100, Suite 135. Subtenant #2 agrees to take the premises "As Is"; and that no tenant improvement work is to be performed by Realty Associates Fund IV, L.P. as the landlord relative to the Sub-Sublease.

4.       WARRANTY BY SUBLESSOR AND SUBTENANT #1.
         Sublessor and Subtenant #1 warrant and represent to Subtenant #2 that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor and Subtenant #1 are not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor and Subtenant #1 have no knowledge of any claim by Lessor the Sublessor or Subtenant #1 are in default or breach of any of the provisions of the Master Lease or Sublease.

5.       TERM.
         The Term of this Sub-Sublease shall commence on September 8, 1997 ("Commencement Date"), or when Lessor consents to this Sub-Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on November 30, 1998 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sub-Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor, Subtenant #1 and Subtenant #2 shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Subtenant #2 on the commencement of the Term. If for any reason Subtenant #1 does not deliver Possession to Subtenant #2 on the commencement of the Term, Subtenant #1 shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sub-Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Subtenant #1 has not delivered Possession to Subtenant #2 within ten (10) days after the Commencement Date, then at any time
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         thereafter and before delivery of Possession, Subtenant #2 may give written notice to Subtenant #1 of Subtenant #2's intention to cancel this Sub-Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least three (3) days after delivery of said notice to Subtenant #1. If Subtenant #1 delivers Possession to Subtenant #2 on or before such effective date, this Sub-Sublease shall remain in full force and effect. If Subtenant #1 fails to deliver Possession to Subtenant #2 on or before such effective date, this Sub-Sublease shall be canceled, in which case all consideration previously paid by Subtenant #2 to Subtenant #1 on account of this Sub-Sublease shall be returned to Subtenant #2, this Sub-Sublease shall thereafter be of no further force or effect, and Subtenant #1 shall have no further liability to Subtenant #2 on account of such delay or cancellation. If Subtenant #1 permits Subtenant #2 to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sub-Sublease, including without limitation the payment of rent.

6.       RENT.
         6.1 Minimum Rent. Subtenant #2 shall pay to Subtenant #1 as minimum rent, without deduction, setoff, notice, or demand, at 1901 Montreal Rd., Suite 108, Tucker, Georgia 30084 or at such other place as Subtenant #1 shall designate from time to time by notice to Subtenant #2, the sum of Five Thousand Three Hundred Thirty-Two and 71/100 Dollars ($5,332.71) per month, in advance on the first day of each month of the Term. Subtenant #2 shall pay to Subtenant #1 upon execution of this Sub-Sublease Five Thousand Three Hundred Thirty-Two and 71/100 Dollars ($5,332.71) as rent for September 1997. If the Term begins or ends on a day other than the first or last day of the month, the rent for the partial month shall be prorated on a per diem basis. Additional provisions: Rent commencement will begin September 8, 1997.

7.       SECURITY DEPOSIT.
         On the date of execution of this Sub-sublease by Subtenant #2, Subtenant #2 will pay to Subtenant #1 a security deposit in the amount of $5,332.71 for Subtenant #2's faithful performance of Subtenant #2's obligation hereunder (hereinafter "Security Deposit"). If Subtenant #2 fails to pay rent or other charges when due under this Sub-sublease, or fails to perform any of its other obligations hereunder, Subtenant #1 may use or apply all or any portion of the Security Deposit for the payment of any rent or other amounts then due hereunder and unpaid, for the payment of any other sum for which Subtenant #1 may become obligated by reason of Subtenant #2's default or breach, or for any loss or damage sustained by Subtenant #1 as a result of Subtenant #2's default or breach. If Subtenant #1 so uses any portion of the Security Deposit, Subtenant #2 shall, within (10) days after written demand by Subtenant #1, restore the Security Deposit to the full amount originally deposited, and Subtenant #2's failure to do so shall constitute a default under this Sub-sublease. Subtenant #1 shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Subtenant #1 assigns its interest in this Sub-sublease, Subtenant #1 shall deliver to its assignee so much of the Security Deposit as is then held by Subtenant #1. Within ten (10) days after the Term has expired, or Subtenant #2 has vacated the Premises, or any final adjustment pursuant to Paragraph 5(b) hereof has been made, whichever shall last occur, and provided Subtenant #2 is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Subtenant #1, shall be returned to Subtenant #2 or to the last assignee, if any, of Subtenant #2's interest hereunder.
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8.       USE OF PREMISES.
         The Premises shall be used and occupied only for general office purposes, and for no other use or purpose.

9.       ASSIGNMENT AND SUBLETTING.
         Subtenant #2 shall not assign this Sub-Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor and Subtenant #1 which consent shall not be unreasonably withheld (and the consent of Lessor, if such is required under the term of the Master Lease).

10.      OTHER PROVISIONS OF SUB-SUBLEASE.
         All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sub-Sublease as if Sublessor were the lessor thereunder, Subtenant #1 the lessee thereunder, Subtenant #2 the sublessee thereunder, and the Premises the Master Premises. Subtenant #2 assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Subtenant #2 to the extent and in the amount rent is paid to Subtenant #1 in accordance with Section 6 of this Sub-Sublease. Subtenant #2 shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor and Subtenant #1 shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Subtenant #2. If the Master Lease terminates, this Sub-Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sub-Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor, Subtenant #1 or Subtenant #2 under this Sublease, Sub-Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor, or Subtenant #1 any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor or Subtenant #1 shall not constitute a default or breach hereunder.

         * Except as specifically set forth within this Sub-Sublease. This Sub-Sublease is not to be construed as an amendment to the Lease Agreement in any report.

11.      ATTORNEY'S FEES.
         If Sublessor, Subtenant #1, Subtenant #2, or Broker shall commence an action against the other arising out of or in connection with this Sub-Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.      AGENCY DISCLOSURE.
         Subtenant #1 and Subtenant #2 each warrant that they have dealt with no other real estate broker in connection with this transaction except:
         Richard Bowers & Co., who represents Subtenant #1 and Cushman & Wakefield who represents Subtenant #2.

13.      COMMISSION.
         Upon execution of this Sub-Sublease, and consent thereto by Lessor (if such consent is required under the terms of the Master Lease),
         Subtenant #1 shall pay Broker a real estate brokerage commission in accordance with Subtenant #1's contract with Broker for the sub-subleasing of
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         the Premises, if any, and otherwise in the amount of Seven Thousand One
         Hundred Forty-Five and 83/100 Dollars ($7,145.83) to be divided $4,763.89 to Cushman & Wakefield of Georgia, Inc. and $2,381.94 to Richard Bowers for services rendered in effecting this Sub-Sublease. Broker is hereby made a third party beneficiary of this Sub-Sublease for the purpose of enforcing its right to said commission.

14.      NOTICES.
         All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by Subtenant #1 to Subtenant #2 shall be sent by United States Mail, postage prepaid, addressed to the Subtenant #2 at the Premises, and to the address hereinbelow, or to such other place as Subtenant #2 may from time to time designate in a notice to Subtenant #1. All notices and demands by Subtenant #2 to Subtenant #1 shall be sent by United States Mail, postage prepaid, addressed to Subtenant #1 at the address set forth herein, and to such other person or place as Subtenant #1 from time to time designate in a notice to Subtenant #2. Copies of any notices that are sent between the Sublessor, Subtenant #1 and Subtenant #2 should be sent to Realty Associates Fund IV, L.P.

         To: Subtenant #1: 1700 Westlake Avenue North, Suite 400, Seattle, Washington 98109

         To: Subtenant #2: One West Court Square, P.O. Box 1286, Decatur, Georgia 30301-1286

15.      CONSENT BY LESSOR.
         THIS SUB-SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO VIA A CONSENT TO SUB-SUBLEASE FORM BY THE LESSOR. (DATED
         ____________________).

16.      COMPLIANCE.
         The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.



Subtenant #1:  Maxxis 2000, Inc.         Subtenant #2:  Simons Engineering, Inc.


By:  /s/ Thomas O. Cordy           By:   /s/ George T. Ragsdale
    ----------------------               -------------------------

Title:  President                  Title:   Vice President
      --------------------                ------------------------

Date:   9/2/97                     Date:   9/2/97
      --------------------                ------------------------


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                       SUBLESSOR'S CONSENT TO SUB-SUBLEASE

The undersigned ("Sublessor"), Lessee under the Master Lease, hereby consents to the foregoing Sub-sublease without waiver of any restriction in Master Lease concerning further assignment or subletting. Sublessor certifies that, as of the date of Sublessor's execution hereof, Sublessor or Subtenant #1 are not in default or breach of any of the provisions of the Master Lease or Sublease, and that the Master Lease or Sublease has not been amended or modified except as expressly set forth in the foregoing Sub-Sublease.

Sublessor:  DowElanco

By:   /s/ T. E. Lingafelter
     -------------------------------

Title:   Manager, Site Operations
      ------------------------------

Date:   Sept. 3, 1997
      ------------------------------

CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

SPECIAL STIPULATIONS

Subtenant #1 agrees to steam clean the carpet.